Exhibit 99.1
AXT, Inc. First Quarter 2018 Results
April 25, 2018
Page 1 of 5

AXT, Inc. Announces First Quarter 2018 Financial Results

FREMONT, Calif., April 25, 2018 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the first quarter, ended March 31, 2018.

First Quarter 2018 Results

Revenue for the first quarter of 2018 was $24.4 million, compared with $26.3 million in the fourth quarter of 2017 and $20.6 million for the first quarter of 2017.

Gross margin was 39.2 percent of revenue for the first quarter of 2018, compared with 37.2 percent of revenue in the fourth quarter of 2017 and 30.5 percent for the first quarter of 2017.

Operating expenses were $5.6 million in the first quarter of 2018, compared with $6.1 million in the fourth quarter of 2017 and $4.9 million for the first quarter of 2017.

Operating profit for the first quarter of 2018 was $3.9 million, compared with operating profit of  $3.7 million in the fourth quarter of 2017 and $1.4 million for the first quarter of 2017.

Interest and other, net was a loss of $0.4 million for the first quarter of 2018, compared with a loss of $0.3 million in the fourth quarter of 2017 and a loss of $0.8 million for the first quarter of 2017.  Interest and other, net for the first quarter of 2018 included interest income of $0.1 million, a foreign exchange loss of $0.2 million and a net loss of $0.3 million from the seven partially owned companies in the company’s supply chain, accounted for under the equity method.

Income tax expense in the first quarter of 2018 was $0.3 million, compared with $0.1 million in the fourth quarter of 2017 and $0.2 million for the first quarter of 2017.

Net income in the first quarter of 2018 was $2.9 million, or $0.07 per diluted share, compared with a net income of $3.1 million or $0.08 per diluted share in the fourth quarter of 2017 and $0.7 million or $0.02 per diluted share for the first quarter of 2017.

Management Qualitative Comments

“Although our Q1 revenue was impacted by air quality-related mandatory factory shutdowns in Beijing as previously announced, Q1 was a positive quarter in many respects,” said Morris Young, chief executive officer. “We continued to see positive demand for AXT products.  In addition, a favorable product mix and good manufacturing yields combined for increased gross margin. Regarding our Dingxing facility, we completed the first phase of facilitization,  installed wafer

AXT, Inc. First Quarter 2018 Results
April 25, 2018

processing equipment and produced initial wafers that can be used for qualification. We continue to execute our plans, supported by a healthy market environment and solid customer relationships. We are encouraged by the opportunities unfolding across our portfolio, as well as our readiness to participate in them.”

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 4269786). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 4269786) until May 1, 2018. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.   AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) process technology for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. First Quarter 2018 Results
April 25, 2018

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; the ability of the Company to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins;  the relocation of manufacturing lines; possible factory shutdowns as a result of air pollution in China;  policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. First Quarter 2018 Results
April 25, 2018

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017

Revenue	$24,419	$20,616
Cost of revenue	14,846	14,328
Gross profit	9,573	6,288
Operating expenses:
Selling, general and administrative	4,222	3,793
Research and development	1,420	1,124
Total operating expenses	5,642	4,917
Income from operations	3,931	1,371
Interest income, net	142	98
Equity in loss of unconsolidated joint ventures	(334)	(933)
Other (expense) income, net	(215)	48
Income before provision for income taxes	3,524	584
Provision for income taxes	334	159
Net income	3,190	425
Less: Net (income) loss attributable to noncontrolling interests	(315)	240
Net income attributable to AXT, Inc.	$2,875	$665
Net income attributable to AXT, Inc. per common share:
Basic	$0.07	$0.02
Diluted	$0.07	$0.02
Weighted average number of common shares outstanding:
Basic	38,941	34,210
Diluted	40,364	35,624

AXT, Inc. First Quarter 2018 Results
April 25, 2018

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$39,189	$44,352
Short-term investments	15,195	20,032
Accounts receivable, net	21,347	22,778
Inventories	51,122	45,840
Prepaid expenses and other current assets	6,704	7,519
Total current assets	133,557	140,521
Long-term investments	12,511	12,576
Property, plant and equipment, net	58,763	46,530
Other assets	11,476	11,573
Total assets	$216,307	$211,200
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,049	$11,445
Accrued liabilities	9,190	11,149
Total current liabilities	21,239	22,594
Other long-term liabilities	329	289
Total liabilities	21,568	22,883

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	39	39
Additional paid-in capital	232,212	231,679
Accumulated deficit	(51,962)	(54,837)
Accumulated other comprehensive income	5,846	3,407
Total AXT, Inc. stockholders’ equity	189,667	183,820
Noncontrolling interests	5,072	4,497
Total stockholders’ equity	194,739	188,317
Total liabilities and stockholders’ equity	$216,307	$211,200